[EXHIBIT 10e TO COLONIAL GAS COMPANY
           10-K FOR YEAR ENDED DECEMBER 31, 1997]

         1997 TRANSITIONAL EXECUTIVE INCENTIVE PLAN

Colonial Gas Company (the "Company") has adopted a variable pay executive incentive plan (the "Transition
Plan") effective for calendar year 1997 as a means of transitioning to the proposed Executive Performance and Equity Incentive Plan. Eligible Company executives under the Transition Plan are those holding positions of Vice
President and above during 1997. With respect to such eligible executives, the Transition Plan replaces and supersedes the Company's rate increase deferral incentive policy (the "Rate Case Deferral Plan") which was effective from 1995 through 1997. The awards received by such executives under the Rate Case Deferral Plan for 1997 shall be deducted from the amounts to which they may be entitled under the Transition Plan.

The Transition Plan provides eligible executives with cash incentive awards (stated as a percentage of base salary) based upon the following three factors relating to the Company's 1997 performance:

     1.   1997 return on equity as compared to the Edward D.
          Jones natural gas distribution company index.
          This factor represents 31.25% of the incentive as follows:

          Award Potential

               Threshold - Colonial ranks in top 50%
               Target -  Colonial ranks in top 25%
               Maximum - Colonial ranks in top 10%

                            Award %     Factor    Incentive
                                                      %

               Threshold     12.50%     31.25%       3.91%
               Target        25.00%     31.25%       7.81%
               Maximum       50.00%     31.25%      15.63%

     2. 1997 Operations and Maintenance Expense per customer as compared to other New England natural gas distribution companies. This factor represents 43.75% of the incentive, as follows:

          Award Potential

               Threshold - Colonial ranks in top 25%
               Target -  Colonial ranks in top 15%
               Maximum - Colonial ranks as number 1

                            Award %     Factor    Incentive
                                                      %

               Threshold     12.50%     43.75%       5.47%
               Target        25.00%     43.75%      10.94%
               Maximum       50.00%     43.75%      21.88%

     3. 1997 total shareholder return as compared to the Edward D. Jones natural gas distribution company index. This factor represents 25% of the incentive, as follows:

          Award Potential

               Threshold - Colonial ranks in top 50%
               Target -  Colonial ranks in top 35%
               Maximum - Colonial ranks in top 25%

                            Award %     Factor    Incentive
                                                      %

               Threshold     12.50%     25.00%       3.13%
               Target        25.00%     25.00%       6.25%
               Maximum       50.00%     25.00%      12.50%

Notwithstanding the above, no incentive award under the Transition Plan shall exceed 20% of the 1997 base salary of the applicable participant. As stated above, any incentive award under the Transition Plan will be net of the award paid in 1997 to the participant under the Rate Case Deferral Plan.

         [END OF EXHIBIT 10e TO COLONIAL GAS COMPANY
           10-K FOR YEAR ENDED DECEMBER 31, 1997]